News Release
CONTACT:	Steve Dale (Media) (612) 303-0784 Judith T. Murphy (Analysts) (612) 303-0783

U.S. BANCORP RECEIVES RESULTS OF THE
SUPERVISORY CAPITAL ASSESSMENT PROGRAM

The Federal Reserve Indicates: “No Need” for Additional Capital Buffer

MINNEAPOLIS, (May 7, 2009) – The Federal Reserve today disclosed the Supervisory Capital Assessment Program (“stress test”) results for U.S. Bancorp (NYSE: USB). After estimating the adequacy of U.S. Bancorp’s capital base under a hypothetical two-year scenario that involved economic conditions more adverse than actually expected, the Federal Reserve concluded that U.S. Bancorp did not need any additional capital buffer.

“The Federal Reserve’s assessment program was extensive and thorough, and although we do not agree with all of the assumptions used to measure our capital adequacy, we are very satisfied, and not surprised, with the overall results,” said Richard K. Davis, chairman, president and chief executive officer of U.S. Bancorp. “Today’s announcement by the Federal Reserve further demonstrates that our disciplined approach to credit and risk management, diversified mix of businesses, emerging revenue momentum and strong balance sheet, have enabled U.S. Bancorp to successfully manage through the current challenging and uncertain environment, while remaining positioned to withstand the pressure of an even more adverse economic scenario.”

U.S. Bancorp’s capital adequacy was assessed by the Federal Reserve using projected market conditions, including various macroeconomic and credit loss assumptions, over a two-year period beginning on January 1, 2009, and ending December 31, 2010. The analysis was completed under two scenarios – a “baseline” scenario representing the consensus forecast of economic conditions from numerous economists, and a “more adverse” scenario. The Federal Reserve projected the bank’s capital requirements based on operating performance, and took into account U.S. Bancorp’s pre-provision net earnings capacity and the quality of the company’s securities and credit portfolios. Incorporating conservative assumptions, the Federal Reserve’s assessment indicated that U.S. Bancorp’s capital was sufficient under both scenarios. U.S. Bancorp believes its ending capital position would have been more positive than projected by the Federal Reserve.

“With the stress test now behind us, we remain committed to paying back the TARP funds as quickly as possible, and we will continue to work closely with our regulators to establish the appropriate timetable,” said Davis. “I am very pleased to have completed this task and look forward to sustaining our robust level of credit availability, while focusing our efforts on serving our customers and communities and creating value for our shareholders.”

U.S. Bancorp, with $264 billion in assets, is the parent company of U.S. Bank, the 6th largest commercial bank in the United States. The company operates 2,847 banking offices and 5,183 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

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Forward-Looking Statements

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements in this press release cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. All forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated.

For example, the capital projections used in the Supervisory Capital Assessment Program were based on assumptions developed by the Federal Reserve and cover, among other things, factors that may affect anticipated revenue and expense, potential credit losses and other uncertainties. Important factors, including those listed below, could cause actual results to differ materially from those estimated by the Federal Reserve, which were based on a certain set of assumptions about future macroeconomic conditions and credit losses. Investors are cautioned against placing undue reliance on the Federal Reserve’s projections.

In general, anticipated results may be affected by a continuation of the recent turbulence in the global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities, and indirectly by affecting our counterparties and the economy generally. Dramatic declines in the housing market in the past year have resulted in significant write-downs of asset values by financial institutions. Concerns about the stability of the financial markets generally have reduced the availability of funding to certain financial institutions, leading to a tightening of credit, reduction of business activity, and increased market volatility. There can be no assurance that any governmental program or legislation will help to stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely impact our business. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted legislation, by changes in the creditworthiness and performance of our counterparties, and by changes in the competitive landscape. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile,” and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.